Exhibit 3.2

                                     BYLAWS

                                       OF

                             CANTOP VENTURES, INC.,
                              A NEVADA CORPORATION


                                TABLE OF CONTENTS



                                                                         Page
                                                                         ----
ARTICLE I    STOCKHOLDERS                                                  1
    1.01   Annual Meeting                                                  1
    1.02   Special Meetings.                                               1
    1.03   Place of Meetings                                               1
    1.04   Notice of Meetings; Waiver of Notice.                           1
    1.05   Meeting Without Notice.                                         2
    1.06   Determination of Stockholders of Record.                        3
    1.07   Quorum; Adjourned Meetings.                                     3
    1.08   Voting; Manner of Acting.                                       4
    1.09   Proxies                                                         5
    1.10   Telephonic Meetings                                             5
    1.11   Action Without Meeting                                          6
    1.12   Organization; Order of Business                                 6

ARTICLE II    DIRECTORS                                                    6
    2.01   Number, Tenure, and Qualifications                              6
    2.02   Change In Number                                                6
    2.03   Reduction In Number                                             6
    2.04   Resignation                                                     7
    2.05   Removal.                                                        7
    2.06   Vacancies.                                                      7
    2.07   Annual and Regular Meetings                                     7
    2.08   Special Meetings                                                8
    2.09   Place of Meetings                                               8
    2.10   Notice of Meetings                                              8
    2.11   Quorum; Adjourned Meetings.                                     8
    2.12   Manner of Acting                                                8
    2.13   Telephonic Meetings                                             9
    2.14   Action Without Meeting                                          9
    2.15   Powers and Duties.                                              9
    2.16   Compensation                                                   10
    2.17   Organization; Order of Business                                10

ARTICLE III    OFFICERS                                                   10
    3.01   Election                                                       10
    3.02   Removal; Resignation                                           10
    3.03   Vacancies                                                      10
    3.04   President; Chief Executive Officer                             11
    3.05   Vice Presidents                                                11
    3.06   Secretary                                                      11
    3.07   Assistant Secretaries                                          11
    3.08   Treasurer                                                      11
    3.09   Assistant Treasurers                                           12
    3.10   Chairman of the Board                                          12
    3.11   Execution of Negotiable Instruments, Deeds and Contracts       12

ARTICLE IV    CAPITAL STOCK                                               13
    4.01   Issuance                                                       13
    4.02   Certificates                                                   13
    4.03   Surrendered; Lost or Destroyed Certificates                    13
    4.04   Replacement Certificate                                        13
    4.05   Transfer of Shares                                             14
    4.06   Transfer Agent; Registrars                                     14
    4.07   Stock Transfer Records                                         14
    4.08   Miscellaneous                                                  14

ARTICLE V   DISTRIBUTIONS                                                 14
    5.01   Distributions                                                  14

ARTICLE VI  RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS                 15
    6.01   Records                                                        15
    6.02   Directors' and Officers' Right of Inspection                   15
    6.03   Corporate Seal                                                 15
    6.04   Fiscal Year-End                                                15
    6.05   Reserves                                                       15

ARTICLE VII INDEMNIFICATION                                               15
    7.01   Indemnification and Insurance.                                 15
    7.02   Amendment.                                                     17

ARTICLE VIII AMENDMENT OR REPEAL                                          18
    8.01   Amendment or Repeal                                            18

ARTICLE IX CHANGES IN NEVADA LAW                                          18
    9.01   Changes in Nevada Law                                          18

CERTIFICATE OF SECRETARY                                                  19

                                     BYLAWS
                                       OF
                             CanTop Ventures, Inc.,
                              a Nevada corporation


                                    ARTICLE I
                                  STOCKHOLDERS

     1.01 Annual Meeting. An annual meeting of the stockholders of the corporation shall be held at 2:00 p.m., local time, on the third Thursday of January, in each year, commencing after the first anniversary of incorporation, but if such date is legal holiday, then on the next succeeding business day, or at such other time as may be set by the Board of Directors from time to time, for the purpose of electing directors of the corporation to serve during the ensuing year and for the transaction of such other business as may properly come before the meeting. If the election of the directors is not held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the president shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

     1.02    Special Meetings.

     (a) Special meetings of the stockholders may be called by the chairman of the board, if any, or the president and shall be called by the chairman, if any, the president or the Board of Directors at the written request of the holders of not less than a majority of the voting power of any class of the corporation's stock entitled to vote.

     (b) No business shall be acted upon at a special meeting except as set forth in the notice calling the meeting, unless one of the conditions for the holding of a meeting without notice set forth in Section 1.05 shall be satisfied, in which case any business may be transacted and the meeting shall be valid for all purposes.

     1.03 Place of Meetings. Any meeting of the stockholders of the corporation may be held at its registered office in the State of Nevada or at such other place in or out of the State of Nevada and the United States as the Board of Directors may designate. A waiver of notice signed by stockholders entitled to vote may designate any place for the holding of such meeting.

     1.04 Notice of Meetings; Waiver of Notice.

     (a) The president, a vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver, or cause to be delivered, written notice to the stockholders of any stockholders' meeting at least ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called.

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     (b) In the case of an annual meeting, any proper business may be presented for action, except that action on any of the following items shall be taken only if the general nature of the proposal is stated in the notice:

     (i) Action with respect to any contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any corporation, firm or association in which one or more of the corporation's directors or officers is a director or officer or is financially interested;

     (ii) Adoption of amendments to the Articles of Incorporation; or

     (iii) Action with respect to a merger, share exchange, reorganization, partial or complete liquidation, or dissolution of the corporation.

     (c) A copy of the notice shall be personally delivered or mailed postage prepaid to each stockholder of record entitled to vote at the meeting at the address appearing on the records of the corporation, and the notice shall be deemed delivered the date the same is deposited in the United States mail for transmission to such stockholder. If the address of any stockholder does not appear upon the records of the corporation, it will be sufficient to address any notice to such stockholder at the registered office of the corporation.

     (d) The written certificate of the individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice.

     (e) Any stockholder may waive notice of any meeting by a signed writing, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice. Attendance of a person at a meeting shall also constitute waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice itself if such objection is expressly made at the time such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting needs to be specified in any written waiver or notice or consent except as may be provided otherwise by these Bylaws.

     1.05 Meeting Without Notice.

     (a) Whenever all persons entitled to vote at any meeting consent, either by: (i) a writing on the records of the meeting or filed with the secretary,
(ii) presence at such meeting and oral consent entered on the minutes, or (iii) taking part in the deliberations at such meeting without objection, such meeting shall be as valid as if a meeting regularly called and noticed.

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     (b) At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

     (c) If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

     (d) Such consent or approval may be by proxy or power of attorney, but all such proxies and powers of attorney must be in writing.

     1.06 Determination of Stockholders of Record.

     (a) For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

     (b) If no record date is fixed, the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is expressed; and (iii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     1.07 Quorum; Adjourned Meetings.

     (a) Unless the Articles of Incorporation provide for a different proportion, stockholders holding at least a majority of the voting power of the corporation's capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power within each such class is necessary to constitute a quorum of each such class.

     (b) If a quorum is not represented, a majority of the voting power so represented may adjourn the meeting from time to time until a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as

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originally called. When a stockholders' meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. The stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum of the voting power.

     1.08 Voting; Manner of Acting.

     (a) Unless otherwise provided in the Articles of Incorporation, or in the resolution providing for the issuance of the preferred stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each stockholder of record, or such stockholder's duly authorized proxy or attorney-in-fact, shall be entitled to one (1) vote for each share of voting stock standing registered in such stockholder's name on the record date.

     (b) Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on the record date (including pledged shares) shall be cast only by that individual or such individual's duly authorized proxy, attorney-in-fact, or voting trustee(s) pursuant to a voting trust. With respect to shares held by a representative of the estate of a deceased stockholder, guardian, conservator, custodian or trustee, votes may be cast by such holder upon proof of such representative capacity, even though the shares do not stand in the name of such holder. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand in the name of the receiver; provided, that the order of a court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand in the name of a minor, votes may be cast only by the duly appointed guardian of the estate of such minor if such guardian has provided the corporation with written proof of such appointment.

     (c) With respect to shares standing in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including the officer making the authorization) authorized in writing to do so by the chairman of the board, if any, president or any vice president of such corporation and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the corporation of satisfactory evidence of his or her authority to do so.

     (d) Notwithstanding anything to the contrary herein contained, the Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares. If shares in the Corporation are held by the Corporation in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises a right to vote and gives the Corporation binding instructions on how to vote.

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     (e) Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote votes any of its shares affirmatively and fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

     (f) With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

     (i) If only one person votes, the vote of such person binds all.

     (ii) If more than one person casts votes, the act of the majority so voting binds all.

     (iii) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

     (g) If a quorum is present, unless the Articles of Incorporation provide for a different proportion, action by the stockholders entitled to vote on a matter other than the election of directors, is approved by and is the act of the stockholders, if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the number of votes cast in favor of the action by the voting power of each such class must exceed the number of votes cast in opposition to the action by the voting power of each such class.

     (h) If a quorum is present, unless elected by written consent pursuant to these Bylaws and Section 78.320 of the Nevada Revised Statutes, directors shall be elected by a plurality of the votes cast.

     1.09 Proxies. At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

     1.10 Telephonic Meetings. Stockholders may participate in a meeting of the stockholders by means of a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 1.10 constitutes presence in person at the meeting.

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     1.11 Action Without Meeting. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by the holders of the voting power of the corporation that would be required at a meeting to constitute the act of the stockholders. Whenever action is taken by written consent, a meeting of stockholders need not be called or notice given. The written consent may be signed in counterparts, including, without limitation, facsimile counterparts, and shall be filed with the minutes of the proceedings of the stockholders.

     1.12 Organization; Order of Business. Meetings of stockholders shall be presided over by the chairman of the board, or in the absence of the chairman by the president, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by the Board of Directors by a chairman chosen at the meeting by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitation on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

                                   ARTICLE II
                                    DIRECTORS

     2.01 Number, Tenure, and Qualifications. Unless a larger number is required by the laws of the State of Nevada or the Articles of Incorporation or until changed in the manner provided herein, the Board of Directors of the corporation shall consist of at least one (1) individual and not more than ten (10) individuals. Except as provided in Section 2.06 below, the directors shall be elected at the annual meeting of the stockholders of the corporation and shall hold office until their successors are elected and qualify or until their earlier resignation or removal. A director need not be a stockholder of the corporation.

     2.02 Change In Number. Subject to any limitations in the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, the number of directors within the fixed minimum and maximum set forth in Section 2.01 may be changed from time to time by resolution adopted by the Board of Directors or the stockholders without amendment to these Bylaws or the Articles of Incorporation.

     2.03 Reduction In Number. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

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     2.04 Resignation. Any director may resign effective upon giving written notice to the chairman of the board, if any, the president or the secretary, or in the absence of all of them, any other officer, unless the notice specifies a later time for effectiveness of such resignation. A majority of the remaining directors, though less than a quorum, may appoint a successor to take office when the resignation becomes effective, each director so appointed to hold office during the remainder of the term of office of the resigning director.

     2.05 Removal.

     (a) The Board of Directors of the corporation, by majority vote, may declare vacant the office of a director who has been declared incompetent by an order of a court of competent jurisdiction or convicted of a felony.

     (b) Any director may be removed from office by the vote or written consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

     2.06 Vacancies.

     (a) All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by the stockholders entitled to vote at any annual meeting or special meeting held in accordance with Article I, unless it is otherwise provided in the Articles of Incorporation unless, in the case of removal of a director, the stockholders by a majority of voting power shall have appointed a successor to the removed director. Subject to the provisions of Subsection (b) below, (i) in the case of the replacement of a director, the appointed director shall hold office during the remainder of the term of office of the replaced director, and (ii) in the case of an increase in the number of directors, the appointed director shall hold office until the next meeting of stockholders at which directors are elected.

     (b) If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the stockholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the total voting power entitled to vote may call a special meeting of the stockholders to elect the entire Board of Directors. The term of office of any director shall terminate upon such election of a successor.

     2.07 Annual and Regular Meetings. Immediately following the adjournment of, and at the same place as, the annual or any special meeting of the stockholders at which directors are elected other than pursuant to Section 2.06 of this Article, the Board of Directors, including directors newly elected, shall hold its annual meeting without call or notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings between annual meetings.

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     2.08 Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the board, or if there be no chairman of the board, by the president or secretary, and shall be called by the chairman of the board, if any, the president or the secretary upon the request of any three (3) directors. If the chairman of the board or, if there be no chairman, both the president and secretary, refuse or neglect to call such special meeting, a special meeting may be called by notice signed by any two (2) directors.

     2.09 Place of Meetings. Any regular or special meeting of the directors of the corporation may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate. A waiver of notice signed by the directors may designate any place for the holding of such meeting.

     2.10 Notice of Meetings. Except as otherwise provided in Section 2.07, there shall be delivered to all directors, at least twenty-four (24) hours before the time of such meeting, a copy of a written notice of any meeting (i) by delivery of such notice personally; (ii) by mailing such notice postage prepaid; (iii) by facsimile; (iv) by electronic mail; (v) by overnight courier; or (vi) by telegram. Such notice shall be addressed in the manner provided for notice to stockholders in Section 1.04(c). If mailed inside the United States, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid. If mailed outside the United States, the notice shall be deemed delivered four (4) business days following the date the same is deposited in the United States mail, postage prepaid. If sent via facsimile, the notice shall be deemed delivered upon sender's receipt of confirmation of the successful transmission. If the address of any director does not appear upon the records of the Corporation it will be sufficient to address any notice to such director at the registered office of the Corporation. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of such meeting shall constitute waiver of notice of the meeting unless such director objects, prior to the transaction of any business, that the meeting was not lawfully called, noticed or convened. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting was not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof.

     2.11 Quorum; Adjourned Meetings.

     (a) A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

     (b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

     2.12 Manner of Acting. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

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     2.13 Telephonic Meetings. Members of the Board of Directors or of any
committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a telephone conference or similar method of communication by which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this Section
2.13 constitutes presence in person at the meeting.

     2.14 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed in counterparts, including, without limitation, facsimile counterparts, and shall be filed with the minutes of the proceedings of the Board of Directors or committee.

     2.15 Powers and Duties.

     (a) Except as otherwise restricted in the laws of the State of Nevada or the Articles of Incorporation, the Board of Directors has full control over the business and affairs of the corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the corporation to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the corporation with such powers, including the power to subdelegate, and upon such terms as may be deemed fit.

     (b) The Board of Directors may present to the stockholders at annual meetings of the stockholders, and, when called for by a majority vote of the stockholders at an annual meeting or a special meeting of the stockholders, shall so present, a full and clear report of the condition of the corporation.

     (c) The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may (i) require that any votes cast at such meeting shall be cast by written ballot, and/or (ii) submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called and noticed for the purpose of considering any such contract or act, provided a quorum is present.

     (d) The Board of Directors may, by resolution passed by a majority of the board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Subject to applicable law and to the extent provided in the resolution of the Board of Directors, any such committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have

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such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

     2.16 Compensation. The directors and members of committees shall be allowed and paid all necessary expenses incurred in attending any meetings of the Board of Directors or committee and may be paid a fixed fee for attendance at any meeting of the Board of Directors or committee. Subject to any limitations contained in the laws of the State of Nevada, the Articles of Incorporation or any contract or agreement to which the corporation is a party, directors may receive compensation for their services as directors as determined by the Board of Directors, but only during such times as the corporation may legally declare and pay distributions on its stock, unless the payment of such compensation is first approved by the stockholders entitled to vote for the election of directors.

     2.17 Organization; Order of Business. Meetings of the Board of Directors shall be presided over by the chairman of the board, or in the absence of the chairman of the board by the president, or in his or her absence by a chairman chosen at the meeting. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting.

                                   ARTICLE III
                                    OFFICERS

     3.01 Election. The Board of Directors, at its annual meeting, shall appoint a president, a secretary and a treasurer to hold office for a term of one (1) year or until their successors are duly appointed and qualified. The Board of Directors may, from time to time, by resolution, appoint any other officers or assistant officers of the corporation, including, without limitation, a chairman of the board, a chief executive officer, a chief financial officer, a chief operating officer, a controller, one or more vice presidents, one or more assistant secretaries, and one or more assistant treasurers, and may prescribe their duties and fix their compensation. Any individual may hold two or more offices. The Board of Directors may also, from time to time, by resolution, appoint agents of the corporation, prescribe their duties and fix their compensation.

     3.02 Removal; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by it with or without cause. Any officer may resign at any time upon written notice to the corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the corporation and such officer or agent.

     3.03 Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

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     3.04 President; Chief Executive Officer. The president shall have active executive management of the operations of the corporation, subject to the supervision and control of the Board of Directors. The president shall direct the corporate affairs of the corporation, with full power and authority on behalf of the corporation to execute proxies and to execute powers of attorney appointing other entities the agent of the corporation. If a chief executive officer of the corporation has not been appointed, the president may be deemed the chief executive officer of the corporation.

     3.05 Vice Presidents. The Board of Directors may elect one or more vice presidents who shall be vested with all the powers and perform all the duties of the president whenever the president is absent, disabled or otherwise unable to act and such other duties as shall be provided in these Bylaws or prescribed by the Board of Directors or the president.

     3.06 Secretary. The secretary shall perform all duties incident to the office of secretary, including attending meetings of the stockholders and Board of Directors and keeping, or causing to be kept, the minutes of proceedings thereof in books provided for that purpose. The secretary shall attend to the giving and service of all notices of the corporation, shall have the custody or designate control of the corporate seal, shall affix the corporate seal to all certificates of stock duly issued by the corporation, shall have charge or designate control of stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors or appropriate committee may direct, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe.

     3.07 Assistant Secretaries. The Board of Directors may appoint one or more assistant secretaries who shall have such powers and perform such duties as may be provided in these Bylaws or prescribed by the Board of Directors or the secretary.

     3.08 Treasurer. The treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation and accounts of all monies received and paid on account of the corporation, and shall perform all acts incident to the position of treasurer, subject to the control of the Board of Directors. Whenever required by the Board of Directors, the treasurer shall render a statement of any or all accounts. The treasurer shall have custody of all the funds and securities of the corporation. When necessary or proper, the treasurer shall endorse on behalf of the corporation for collection checks, notes, and other obligations, and shall deposit all monies to the credit of the corporation in such bank or banks or other depository as the Board of Directors may designate, and shall sign all receipts and vouchers for payments made by the corporation. The treasurer shall have care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the corporation. The treasurer shall, if required by the Board of Directors, give bond to the corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of treasurer and for restoration to the corporation, in the event of the treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the treasurer's custody or control and

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belonging to the corporation. The expense of such bond shall be borne by the corporation. If a chief financial officer of the corporation has not been appointed, the treasurer may be deemed the chief financial officer of the corporation.

     3.09 Assistant Treasurers. The Board of Directors may appoint one or more assistant treasurers who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the treasurer. The Board of Directors may require an assistant treasurer to give a bond to the corporation in such sum and with such security as it may approve, for the faithful performance of the duties of assistant treasurer, and for restoration to the corporation, in the event of the assistant treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the assistant treasurer's custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

     3.10 Chairman of the Board. The chairman of the board may be chosen by and from the members of the Board of Directors and shall preside at the meetings of the Board of Directors and stockholders and perform such other duties as the Board of Directors may prescribe. If no chairman of the board is appointed or if the chairman is absent from a Board meeting, then the Board of Directors may appoint a chairman from the members of the Board for the sole purpose of presiding at any such meeting. If no chairman of the board is appointed or if the chairman is absent from any stockholder meeting, then the president shall preside at such stockholder meeting. If the president is absent from any stockholder meeting, then the stockholders may appoint a substitute chairman solely for the purpose of presiding over such stockholder meeting.

     3.11 Execution of Negotiable Instruments, Deeds and Contracts. Unless otherwise required by law or otherwise authorized or directed by these Bylaws or by the Board of Directors, any officer of the corporation may sign all checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the corporation; all deeds, mortgages and other written contracts, documents, instruments and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the corporation. The Board of Directors may designate one or more officers, agents of the corporation or other persons who may, in the name of the corporation, and in lieu of or in addition to the officers, sign such instruments, and may authorize the use of the facsimile signatures of any such persons. Any officer of the corporation shall be authorized to execute all resolutions and orders of the Board of Directors, and to attend, act and vote, or designate another officer or an agent of the corporation to attend, act and vote, at any meetings of the owners of any entity in which the corporation may own an interest or to take action by written consent in lieu thereof. Such officer, at any such meetings or by such written action, shall possess and may exercise on behalf of the corporation any and all rights and powers incident to the ownership of such interest.

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
                                   ARTICLE IV
                                  CAPITAL STOCK

     4.01 Issuance. Shares of the corporation's authorized stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

     4.02 Certificates. Ownership in the corporation shall be evidenced by certificates for shares of stock in such form as shall be prescribed by the Board of Directors, may be under the seal of the corporation and shall be manually signed by the president or a vice president and/or the secretary or an assistant secretary, and/or by any other officers or agents designated by the Board of Directors for this purpose; provided, however, whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of said officers or agents of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the corporation uses facsimile signatures of its officers and agents on its stock certificates, it shall not act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns any stock certificates in both capacities. Each certificate shall contain the name of the record holder, the number, designation, if any, class or series of shares represented, a statement, summary of or reference to any applicable rights, preferences, privileges or restrictions thereon, and a statement, if applicable, that the shares are assessable. All certificates shall be consecutively numbered. If provided by the stockholder, the name, address and federal tax identification number of the stockholder, the number of shares, and the date of issue shall be entered in the stock transfer records of the corporation.

     4.03 Surrendered; Lost or Destroyed Certificates. All certificates surrendered to the corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefore. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the treasurer or the Board of Directors shall require which shall indemnify the corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

     4.04 Replacement Certificate. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the corporation with another corporation or the reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate therefore conforming to the rights of the

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holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

     4.05 Transfer of Shares. No transfer of stock shall be valid as against the corporation except on surrender and cancellation of the certificates therefore accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the corporation.

     4.06 Transfer Agent; Registrars. The Board of Directors may appoint one or more transfer agents, transfer clerk and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agent, transfer clerk and/or registrar of transfer.

     4.07 Stock Transfer Records. The stock transfer records shall be closed for a period of at least ten (10) days prior to all meetings of the stockholders and shall be closed for the payment of distributions as provided in Article V hereof and during such periods as, from time to time, may be fixed by the Board of Directors, and, during such periods, no stock shall be transferable for purposes of Article V and no voting rights shall be deemed transferred during such periods. Subject to the foregoing limitations, nothing contained herein shall cause transfers during such periods to be void or voidable.

     4.08 Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the corporation's stock.

                                    ARTICLE V
                                  DISTRIBUTIONS

     5.01 Distributions. Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in Section 1.06, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution. The Board of Directors may close the stock transfer books for such purpose for a period of not more than ten (10) days prior to the date of such distribution.

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                                   ARTICLE VI
                  RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

     6.01 Records. All original records of the corporation shall be kept by or under the direction of the secretary or at such places as may be prescribed by the Board of Directors.

     6.02 Directors' and Officers' Right of Inspection. Every director and officer shall have the absolute right at any reasonable time for a purpose reasonably related to the exercise of such individual's duties to inspect and copy all of the corporation's books, records, and documents of every kind and to inspect the physical properties of the corporation and/or its subsidiary corporations. Such inspection may be made in person or by agent or attorney.

     6.03 Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the corporation shall have the authority to affix the seal to any document requiring it.

     6.04 Fiscal Year-End. The fiscal year-end of the corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

     6.05 Reserves. The Board of Directors may create, by resolution, such reserves as the directors may, from time to time, in their discretion, deem proper to provide for contingencies, or to equalize distributions or to repair or maintain any property of the corporation, or for such other purpose as the Board of Directors may deem beneficial to the corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.

                                   ARTICLE VII
                                 INDEMNIFICATION

     7.01 Indemnification and Insurance.

     (a) Indemnification of Directors and Officers.

     (i) For purposes of this Article, (A) "Indemnitee" shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, member, managing member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

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
     (ii) Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS
78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section, indemnification may not be made to or on behalf of an Indmenitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action.

     (iii) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

     (iv) The expenses of directors and officers incurred in defending a Proceeding involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Corporation or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, member, managing member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that a director or officer of the Corporation is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in by him or her in connection with the defense.

                                    Page 16
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     (b) Indemnification of Employees and Other Persons. The Corporation may, by
action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

     (c) Non-Exclusivity of Rights. The rights to indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise.

     (d) Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or member or managing member of a predecessor limited liability company or affiliate of such limited liability company, or is or was serving at the request of the Corporation as a director, officer, employee, member, managing member or agent of another Corporation, partnership, limited liability company, joint venture, trust, or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

     (e) Other Financial Arrangements. The other financial arrangements which may be made by the Corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

     (f) Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the Corporation. In the absence of fraud (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     7.02 Amendment. The provisions of this Article VII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a

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prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Article VIII below), no repeal or amendment of these Bylaws shall affect any or all of this Article VII so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the Corporation then serving, or (b) by the stockholders as set forth in Article VIII hereof; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

                                  ARTICLE VIII
                               AMENDMENT OR REPEAL

     8.01 Amendment or Repeal. Except as otherwise restricted in the Articles of Incorporation or these Bylaws:

     (a) Any provision of these Bylaws may be altered, amended or repealed by the Board of Directors at the annual meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal is contained in the notice of such special meeting.

     (b) These Bylaws may also be altered, amended, or repealed at a duly convened meeting of the stockholders by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote. The stockholders may provide by resolution that any Bylaw provision altered, amended or repealed by them, or any Bylaw provision adopted by them, may not be altered, amended or repealed by the Board of Directors.

                                   ARTICLE IX
                              CHANGES IN NEVADA LAW

     9.01 Changes in Nevada Law. References in these Bylaws to Nevada law or the Nevada Revised Statutes or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide in Article VII hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the corporation's Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or officers or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

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                            CERTIFICATE OF SECRETARY

     I hereby certify that I am the Secretary of CANTOP VENTURES, INC., and that the foregoing Bylaws constitute the code of Bylaws of CANTOP VENTURES, INC., as duly adopted at a regular meeting of the Board of Directors of the Corporation

Executed this __th day of February, 2005.


                                   ------------------------------------
                                   Christopher Paterson



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